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                                                                   EXHIBIT 10.5


                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (the "Sublease") is entered into as of the 27th day of October, 2000, by and between HUMANA MEDICAL PLAN, INC., a Florida corporation ("Sublessor") and MAREX.COM, INC., a Florida corporation ("Subtenant").

                              W I T N E S S E T H:

     WHEREAS, Sublessor is the tenant under a lease agreement dated August 31, 1993 (the "Lease" or "Master Lease"), wherein Taylor Woodrow Property Company ("Original Master Landlord") leased to Physicians Corporation of America certain premises described as approximately 59,792 square feet comprising the entire building (the "Building"), having an address of 5835 Blue Lagoon Drive, Miami, Florida, a copy of which is set forth on EXHIBIT "A" attached hereto and incorporated herein by reference for all purposes;

     WHEREAS, Sublessor is the successor in interest to Physicians Corporation of America by virtue of an Assignment and Assumption of Lease dated March 31, 2000;

     WHEREAS, Original Master Landlord transferred all of its rights and interests to 5835 Blue Lagoon Partners, Ltd, ("Master Landlord") and Master Landlord assumed the obligations under the Master Lease pursuant to that certain Assignment and Assumption of Tenant Lease dated December 28th, 1995; and

     WHEREAS, Sublessor desires to sublet to Subtenant approximately 32,621 rentable square feet on the second (2nd) floor and fourth (4th) floor as well as the kitchen on the first (1st) floor of the Building, together with all rights, privileges, easements, interests and appurtenances relating thereto (collectively, the "Subleased Premises"), as such Subleased Premises are further described and outlined on EXHIBIT "B", attached hereto and incorporated herein by reference for all purposes.

     NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, and in further consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. RECITALS. Sublessor represents and warrants that the above recitals are true and correct and are incorporated herein by reference.

     2. SUBLEASE. Sublessor hereby rents and sublets the Subleased Premises to Subtenant, to have and to hold the same unto Subtenant, its successors and assigns from the date hereof for the Term of this Sublease, subject to the terms and provisions hereof. Sublessor and Subtenant each agree that it will not, by its act or omission to act, cause a default under the Lease. In order to afford Subtenant the benefits of this Sublease and of those provisions of the Lease which by their nature are intended to benefit the party in possession of the Subleased Premises, and in order to protect Sublessor and Subtenant against a default by the other party which might cause a default or event of default under the Lease, the parties agree to the following:



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     A.   Provided Subtenant shall timely pay all rent when and as due under this Sublease, Sublessor shall pay, when and as due, all Base Rent, Additional Rent and other charges payable by Sublessor under the Lease; and

     B. Except as otherwise expressly provided herein, Subtenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Subleased Premises.

Except as otherwise set forth herein, all provisions of the Lease which inure to the benefit of the Master Landlord and are by their nature imposed upon the party in possession of the Subleased Premises shall inure to the benefit of and be enforceable by Sublessor herein as against Subtenant. Except as otherwise set forth herein and provided no event of default has occurred and is continuing hereunder, Sublessor shall enforce on behalf of Subtenant, or at Sublessor's option or as required hereunder, shall permit Subtenant to enforce, as against the Master Landlord, all obligations of Master Landlord under the Lease. All terms having their initial letters capitalized and not defined herein shall have the meanings set forth in the Lease. Sublessor represents to Subtenant that the copy of said Lease and Amendments thereto, which is attached hereto as EXHIBIT "A", is a true and complete copy thereof, as the same now exists; that the Lease is in full force and effect, and has not been modified or canceled, and will not be canceled pursuant to the Cancellation Option set forth in Section 7 of the Lease; that Sublessor has no knowledge of any material default by Master Landlord or Sublessor thereunder and knows of no existing circumstances which, with the passage of time, or giving of notice, or both, would give rise to a default under the Lease and/or allow Master Landlord or Sublessor to terminate the Lease; and that Sublessor has received no notices of Sublessor's default thereunder from Master Landlord. During the Term of this Sublease, Sublessor shall not terminate or cause to be terminated the Master Lease or commit any act or omission that results, directly or indirectly, in a termination of this Sublease or otherwise affects any rights of Subtenant under this Sublease. By way of example, but without limiting the foregoing, Sublessor shall not (i) default in the performance of any monetary or non-monetary obligation, covenant or agreement in the Master Lease, (ii) surrender or abandon the premises of which the Subleased Premises forms a part, (iii) petition for relief under or otherwise seek the benefit of any bankruptcy reorganization, arrangement or insolvency law, (iv) modify the Master Lease, or (v) assign, sublet or otherwise transfer the Master Lease or Sublessor's rights and interests in and to the Subleased Premises. It is further understood and agreed that, as long as Subtenant is in compliance with all material provisions of this Sublease, Subtenant shall be entitled to the peaceful and quiet possession of the Subleased Premises free from any interference or disturbance by Sublessor and anyone claiming by, through or under them. Notwithstanding any provision contained in the Lease to the contrary, the following shall apply with respect to the Subleased Premises:

     (a) Term: Provided Master Landlord has executed and delivered its consent to this Sublease in form and substance reasonably satisfactory to Subtenant, and Sublessor has delivered the Subleased Premises to Subtenant as contemplated by this Sublease, the term (the "Term") of this Sublease shall commence thirty (30) days after the Lease Commencement Date (as defined in Section




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          19) (the "Rent Commencement Date," which date may be subject to adjustment as provided herein) and shall expire on October 31, 2003, unless earlier terminated by operation of law, the terms of the Lease or this Sublease. The Term of this Sublease shall not be extended by, nor shall Subtenant be entitled to the benefit of, any extension or renewal of the Lease pursuant to the terms thereof; provided, however, if Sublessor exercises its renewal rights or otherwise obtains a new lease for the Building, Subtenant shall have a right of first refusal with respect to the sublease of the Subleased Premises for such renewal period or the term of such new lease to be exercised in accordance with, and subject to the terms and provisions of, this Sublease.


     (b) Rent: During the Term hereof, and subject to the rent abatement provided below and elsewhere in this Sublease, Subtenant shall pay to Sublessor full service annual rental for the Subleased Premises as follows:

               Months 1-12:             $19.00 per rentable square foot
               Months 13-24:            $19.76 per rentable square foot
               Months 25-37:            $20.55 per rentable square foot

          The above amounts, together with Florida sales tax, shall be paid in equal monthly installments in advance on the first day of every calendar month through the Term without notice, setoff or demand, except as otherwise set forth herein.

          Rental Abatement: Notwithstanding anything contained herein or in the Master Lease to the contrary, the initial three (3) months of rent shall be abated except for the costs of services which are in excess of Building Standard such as overtime air conditioning which shall be billed to Subtenant at the actual cost thereof.

          Subtenant shall pay to Sublessor on the date of execution hereof a payment of base rent in the amount of $51,759.44 representing the installment of base rent and sales tax for the first month in which such base rent is due (taking into consideration the three month abatement described above as well as any other abatement to which Subtenant is entitled pursuant to the terms hereof). Subtenant shall pay all such amounts to Sublessor at Sublessor's address noted in Paragraph 14 hereof.

     (c) Parking: Subtenant shall be entitled to use 3.4 parking spaces (the "Minimum Parking Spaces"), per 1,000 rentable square feet leased at no cost to Subtenant. Sublessor represents, warrants and covenants that Sublessor will not utilize for its own purposes, offer to any other tenant of the Building nor do any other act that would



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          result in Subtenant not having the use of the Minimum Parking Spaces on a daily basis.

     (d) Operating Costs: Commencing on January 1, 2002, in addition to the rental shown above in section 1(b), Subtenant also agrees to pay its "Proportionate Share" (defined as the ratio of the rentable square footage of the Subleased Premises to the total rentable square footage of the Building) of the increases, if any, of operating and maintenance costs, and of ad valorem taxes as defined in Section 5 of the Master Lease, above the Base Year of 2001. Sublessor shall give Subtenant written notice of such amounts due pursuant to Section 5 of the Master Lease. Notwithstanding anything contained herein to the contrary, Subtenant may exercise any and all rights that Sublessor has under the Master Lease to audit and inspect the Master Landlord's books and records relating to such operating and maintenance costs and to seek reimbursement from Sublessor or Master Landlord, as applicable in the event an overpayment or discrepancy is discovered.

     (e) Signage: Subtenant shall have the right, throughout the Term, to have its name appear on the directory in the first floor lobby of the Building, and to affix its signage in the elevator lobby on the wall across from the elevator doors on the floor of the Subleased Premises. Furthermore, Sublessor hereby transfers, grants and assigns to Subtenant any and all other signage rights it may have under the Master Lease; provided, however, Sublessor shall retain, or grant to another tenant of the Building, the right to place signage on the bottom half of the monument located on the street in front of the Building as provided in the Master Lease. Such rights may be exercised exclusively by Subtenant, subject only to any consent or approval rights that the Master Landlord may have under the Master Lease. Subtenant shall be responsible for all costs of installation, maintenance, insurance and removal of said signage and agrees to indemnify Sublessor from all claims, liability and damages associated with said signage.

     (f) Enforcement of Master Lease: Sublessor covenants and agrees to enforce the Master Lease against Master Landlord at Subtenant's request and, if, in the good faith determination of Sublessor, the cause of the enforcement action is of common interest to Subtenant and Sublessor, Subtenant will pay its pro rata share of the expenses of enforcement incurred by Sublessor. Should Sublessor fail to enforce the Master Lease and such failure materially impairs Subtenant's ability to conduct its business at the Subleased Premises or increases Subtenant's obligations hereunder, Subtenant shall give notice to Sublessor of such failure. If Sublessor does not


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          enforce the Master Lease against Master Landlord within ten (10) days of its receipt of notice from Subtenant (except in the event of an emergency, in which case Subtenant may immediately proceed to enforce the Master Lease against Master Landlord on its own behalf), Subtenant shall be entitled to commence such enforcement on its own behalf and seek reimbursement from Sublessor for its pro rata share (determined in proportion to the portions of the Building benefited thereby) of any expenses incurred by Subtenant in connection therewith.

     3. POSSESSION OF SUBLEASED PREMISES. Subtenant acknowledges that Sublessor will deliver the Subleased Premises to Subtenant in a broom-cleaned condition upon the Lease Commencement Date.

     4. CONDITION OF SUBLEASED PREMISES. Subject to the terms of this Sublease and the Master Lease, Subtenant hereby accepts the Subleased Premises "as is" and in its current condition as of the date hereof. As an inducement to Subtenant to accept the Subleased Premises as described above, Sublessor hereby represents and warrants that, to the best of Sublessor's knowledge: (i) the Subleased Premises, Building and all equipment, machinery and facilities serving the same, including, without limitation, HVAC, plumbing, electrical, water, telephone, fire safety and other building systems (the "Building Systems") comply with all laws, rules, regulations and requirements of all applicable governmental authorities having jurisdiction over the same, including, without limitation, all environmental laws, the Americans With Disabilities Act and any and all amendments thereof and thereto (collectively, the "Applicable Laws"),
(ii) the Subleased Premises, Building and Building Systems are in good working condition and there are no defects in the construction of the Subleased Premises, Building or Building Systems and (iii) all necessary certificates of occupancy and similar governmental approvals have been obtained for the Building and Subleased Premises and permit, and will not be changed to prohibit, the use of the Subleased Premises for general office use and (iv) no zoning rule, regulation or law exists nor is the Building subject to any restrictive covenant or similar encumbrance that would prevent Subtenant's intended use of the Subleased Premises for general office use. Sublessor agrees to indemnify, defend and hold harmless Subtenant from any costs, expenses or claims in connection with a breach of the foregoing representations.

     5. RIGHT OF ENTRY. Upon not less than twenty-four (24) hours advance written notice to Subtenant, Sublessor and its agents, employees, and contractors may enter the Subleased Premises at such reasonable times during business hours as Sublessor deems reasonably necessary to inspect and examine same, and to make any repairs needed. In the event of an emergency, or if otherwise necessary to prevent injury to persons or damage to property, such entry to the Subleased Premises may be made without such advance written notice. In exercising its right of entry, Sublessor shall use its best efforts to do so in such a manner and at such time as not to interfere with the conduct of Subtenant's business, and if Sublessor shall so interfere with Subtenant's operations so as to render it unreasonable for Subtenant to do business in the Subleased Premises, then Subtenant's obligation to pay rent and all other charges hereunder shall thereafter abate until Subtenant is able to resume its business in the Subleased Premises. In the case of any discrepancy between the Lease and this Sublease on this matter, the Sublease will prevail.


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     6. USE. Subtenant shall use the Subleased Premises only for general office use purposes. Subtenant shall not do or suffer anything to be done upon the Subleased Premises which shall cause material damage to the Subleased Premises, or knowingly violate any Applicable Law in any material respect and, subject to the terms and provisions hereof, Subtenant shall hold Sublessor harmless against any and all costs, expenses, losses or damages incurred, suffered, or imposed on Sublessor as a result of any use of the Subleased Premises for other than the purposes permitted hereby and in the Master Lease. Notwithstanding anything contained herein or in the Master Lease to the contrary, in no event shall Subtenant be in any way responsible for or have any obligation to indemnify Sublessor in connection with violations of Applicable Laws which existed on the Lease Commencement Date or require structural repairs, alterations or improvements, unless the same directly result from the use of the Subleased Premises by Subtenant other than for purposes permitted by this Sublease and the Master Lease. During the Term of this Sublease and any extension thereof, Sublessor covenants and agrees not to permit occupancy of all or a portion of the Building by an entity who is engaged in the business of providing business to business e-commerce solutions to the marine industry.

     7. MAINTENANCE BY SUBTENANT. Subtenant shall maintain and keep the Subleased Premises in good repair and in a clean and orderly condition. Upon expiration of the Term hereof, Subtenant shall deliver the Subleased Premises to Sublessor, broom clean and in the same condition as at the Rent Commencement Date, ordinary wear and tear and casualty damage excepted; provided, however, that Subtenant need not remove any leasehold improvements or alterations, structural or otherwise, which were installed by Subtenant and approved by Sublessor for installation without notice that said improvements may be subject to removal. Notwithstanding the foregoing, Subtenant shall have no obligation to make repairs, replacements or improvements of any kind or nature whatsoever to the extent that the same are of a nature required to be covered or actually covered by insurance.

     8. MAINTENANCE BY SUBLESSOR. Notwithstanding anything contained herein or in the Master Lease to the contrary, and in addition to the obligations of Sublessor or Master Landlord herein and therein, if any, Sublessor shall make all repairs to the Subleased Premises occasioned by any negligent or willful act or omission of Sublessor, its agents, employees, invitees, successor and assigns (the "Sublessor Parties"). All repairs, improvements and alterations required to be made by Sublessor under this Sublease with respect to the Subleased Premises shall be timely made and done in such a manner as to cause as little interruption to the use and occupancy of the Subleased Premises by Subtenant, its employees, agents, invitees, licensees, customers, clients and guests as practicable. All facilities, materials and work to be furnished, installed and performed by Sublessor shall be completed in a good and workmanlike manner, in accordance with all Applicable Laws and permits issued in connection therewith and shall be at least of a character and quality consistent with the work in similar buildings in the vicinity of the Building. If Sublessor fails to make repairs for which Sublessor is obligated hereunder, and such failure materially impairs Subtenant's ability to conduct its business at the Subleased Premises, all rent shall abate until Sublessor accomplishes such repairs or Subtenant may perform such repairs and deduct the cost thereof from the rent.

     9. TAXES. Subtenant shall pay as additional rent all taxes of any kind whatsoever becoming due and assessed against Subtenant with respect to Subtenant's personal property


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located in or about the Subleased Premises. Notwithstanding anything contained herein or in the Master Lease to the contrary, Subtenant shall not be responsible for any income, profit, capital, franchise, excise, corporate, estate, levy, gift, inheritance or transfer tax of any kind relating to or payable by Sublessor or Master Landlord or any late payment or fee imposed in connection therewith, whether as base rent, additional rent or otherwise.

     10. UTILITIES AND JANITORIAL SERVICES. If, at Subtenant's request, HVAC services are provided to Subtenant during periods other than as specified in the Lease and Sublessor is charged by Master Landlord, Subtenant shall pay Sublessor as additional rent the cost of such services provided based upon Master Landlord's costs in effect from time to time for all such services which are being furnished. Notwithstanding anything contained herein or in the Master Lease to the contrary, Sublessor shall, or shall cause Master Landlord to, divide any and all bills for additional services in an equitable fashion between all occupants of the Building requesting such services. Sublessor shall not be released from liability to Subtenant for failure or inability to furnish utilities to the extent that the same is a result of the gross negligence or willful misconduct of Sublessor or the Sublessor Parties. If there occurs an interruption of services or Building Systems which materially impairs Subtenant's ability to conduct its business at the Subleased Premises and is not cured within ten (10) days of Sublessor's receipt of notice from Subtenant, all rent shall abate until such interruption is corrected or, subject to the terms and provisions of the Master Lease, Subtenant may correct such interruption and deduct the cost thereof from the rent.

     11. INSURANCE. Subtenant will insure the Subleased Premises to the same extent that, and will procure and maintain such other insurance in connection therewith as, Sublessor is required to maintain under the Lease with respect to the Subleased Premises. Subtenant shall provide Sublessor with a copy of said insurance policy. Subtenant's policy shall be endorsed to name Sublessor and Master Landlord as additional insured. Any proceeds received under such insurance shall be applied as provided in the Lease, except that Subtenant shall be considered in the place of Sublessor as to the Subleased Premises. In addition, Sublessor shall procure and maintain such insurance as Sublessor is required to maintain under the Lease with respect to the Building. Sublessor shall provide Subtenant with a copy of said insurance policy. Sublessor's policy shall be endorsed to name Subtenant as additional insured. Sublessor shall be deemed to be fully insured and shall look to its insurance for any damages, claims or losses not covered or coverable by the insurance required to be obtained by Subtenant hereunder. Sublessor hereby waives and releases all rights of subrogation under Sublessor's insurance policies and Sublessor will cause each such insurance policy to be properly endorsed to evidence such waiver and release of subrogation in favor of Subtenant.

     12. ASSIGNMENT AND SUBLETTING. Subtenant shall not assign or sublease all or a portion of the Subleased Premises to any other party without obtaining the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed by Sublessor. Any sublease or assignment by Subtenant shall be subject to obtaining any required consent of the Master Landlord under the Master Lease. In the event that Subtenant attempts or purports to assign or sublease all or a part of the Subleased Premises to any other party in violation of the terms of this paragraph, such action shall constitute a default under the terms of this Sublease, entitling Sublessor to exercise all remedies provided at law, in equity or under the Lease. Notwithstanding any assignment or subletting, Subtenant shall not be relieved of its


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obligations hereunder and a consent to one assignment or subletting shall not constitute a further waiver of the provisions of this Section. Notwithstanding anything herein to the contrary, subject in all cases to the Master Lease, Subtenant shall have the right to assign this Sublease or sublet all or any part of the Subleased Premises, without the consent of Sublessor, to (a) any subsidiary or affiliate of Subtenant, (b) any entity resulting from a merger or consolidation with Subtenant, or (c) any entity succeeding to all or substantially all of the business and assets of Subtenant, all without relieving Subtenant of liability under this Sublease.

     13. ALTERATIONS. Subtenant shall not make any material alterations, additions or improvements to the Subleased Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed. All alterations now or hereafter proposed to be made by Subtenant shall be made in accordance with and shall be subject to the provisions of the Lease. Subject to the consent of Master Landlord, (i) carpeting, painting and the installation of computer equipment, telephone lines, supplemental air conditioning units and such other items as substantially set forth on EXHIBIT "C" hereto (the "Approved Alterations") and
(ii) Minor Alterations (as hereinafter defined) are expressly permitted herein and shall not require any further consent of Sublessor. Notwithstanding anything contained herein or in the Master Lease to the contrary, the Approved Alterations (to the extent the same may be removed without damage to the Subleased Premises) and Trade Fixtures (as hereinafter defined) shall remain the property of Subtenant. For purposes hereof, (i) "Minor Alterations" shall mean non-structural alterations or improvements in or to the Subleased Premises that do not (a) require a permit, (b) materially and adversely affect the structure of the Building or Building Systems nor (c) cost more than Fifty Thousand Dollars ($50,000.00) and (ii) "Trade Fixtures" shall mean articles placed in or attached to the Subleased Premises to facilitate the trade or business of Subtenant or promote convenience and efficiency in conducting Subtenant's business which may be removed without damage to the Subleased Premises.

     14. DEFAULT. The occurrence of any of the following events as a result of Subtenant's acts or omissions shall constitute an event of default entitling Sublessor to exercise any rights provided by law:

          (a) failure to pay any installment of rent or any other payment due hereunder as and when the same shall become due and payable; and

          (b) material breach of any term, condition or covenant of this Sublease.

provided, however, that with respect to any default described in subparagraph
(a) above, Sublessor shall not exercise any of its remedies for default unless and until Subtenant shall fail to cure such default within ten (10) days after receipt of written notice of default from Sublessor, and with respect to any default described in subparagraph (b) above, Sublessor shall not exercise any of its remedies for default unless and until Subtenant shall fail to cure any default within thirty (30) days of receipt of written notice of default from Sublessor (or such shorter period as may be provided in the Lease), provided that, if Subtenant has, within said thirty (30) day period or such shorter period as may be provided in the Lease, commenced and continued curative action which requires a longer period, Subtenant shall be entitled to such longer period as shall


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be required to cure such non-monetary default with diligence. Notwithstanding the foregoing, in no event shall Sublessor be required to give notice of a monetary default more than three (3) times during any twelve (12) month period. Furthermore, no failure by Sublessor to send notice of default shall be deemed or construed to operate as a waiver of such default or in any way relieve or release Subtenant of any of its obligations under this Sublease.

     15. SUBLESSOR'S RIGHT TO CURE DEFAULTS OF SUBTENANT. If Subtenant shall fail to fulfill any of its obligations under this Sublease, after notice and opportunity to cure as provided above, Sublessor may, but shall not be obligated to, fulfill any obligations of Subtenant hereunder and if Sublessor shall incur any reasonable costs in doing so, such reasonable costs shall be additional rent due from Subtenant within ten (10) days of the written demand therefore, together with interest at twelve percent (12%), but not to exceed the rate, if any, stated in the Lease, from the date expended until the date repaid.

     16. INDEMNITY. Notwithstanding any provision of the Lease to the contrary, and except as otherwise set forth herein, Sublessor shall not be liable to Subtenant, or any of its agents, employees, servants, or invitees, and Subtenant shall not be liable to Sublessor, or any of its agents, employees, servants, or invitees for any damage to persons or property due to the condition, design, or any defect in the building or its mechanical systems that may exists or subsequently occur. Except as otherwise set forth herein or to the extent attributable to the negligence or willful misconduct of Master Landlord, Sublessor, or its or their agents, employees or contractors, Subtenant, with respect to itself or its agents, employees, servants, and invitees, expressly assumes all risk and damages to persons and property, either proximate or remote, by reason of the present or further condition of the Subleased Premises. Sublessor and Subtenant agree that they will indemnify and hold each other harmless from and against all suits, claims and actions of every kind by reason of any breach, violation, or non-performance of any term or condition on the part of the other party under this Sublease. Additionally, Subtenant agrees to indemnify and hold Sublessor harmless from all claims, actions, damages, liabilities and expenses asserted against the Sublessor on account of injuries to person or damage to property to the extent that any such damage or injury may be caused solely (i.e., without negligence or willful misconduct on the part of Master Landlord, Sublessor, or its or their agents, employees or contractors) by any negligent act or omission of Subtenant or any of its agents, servants, employees, contractors, patrons, or invitees (while such invitees are on the Subleased Premises) or any other person entering upon the Subleased Premises under or with the expressed or implied invitation of Subtenant, or if any such injury or damage made any other way arise from or out of the occupancy or use by Subtenant, its agents, employees and invitees of the Subleased Premises other than as permitted in this Sublease. Notwithstanding anything contained herein or in the Master Lease to the contrary, Subtenant's indemnification obligation hereunder shall be limited to loss, damage or injury which is not required to be covered or actually covered by the insurance required by the terms of this Sublease or the Master Lease. In addition, Sublessor shall indemnify and hold harmless Tenant from and against all claims, actions, damages, liability and expense (including reasonable fees for attorneys, investigators and experts) in connection with loss of life, personal injury or damage resulting from an act or omission of Sublessor or a Sublessor Party and/or which is in excess of policy limits of any insurance which Sublessor or Subtenant is obligated to obtain pursuant to the terms of this Sublease or the Master Lease. Moreover, notwithstanding anything contained herein or in the Master Lease to the contrary,

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Subtenant and Sublessor shall not be responsible for any consequential or punitive damages for any breach of the terms and provisions of this Sublease or the Master Lease.

     17.  NOTICES.

          (a) Any notices required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been received upon the first to occur of: actual receipt; or three (3) days after deposit in an official depository of the United States postal service, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties as follows:

               If to Sublessor:         Mr. Clarence Jones
                                        Director of Real Estate
                                        500 West Main Street
                                        Louisville, KY 40202

               With Copy To:            Walter Neely
                                        Humana Inc.
                                        500 West Main Street
                                        Louisville, KY 40202

               If to Subtenant:         Marex.com.
                                        5835 Blue Lagoon Drive
                                        Miami, Florida 33126
                                        Attention: Chief Financial Officer

               With Copy To:            White & Case LLP
                                        200 South Biscayne Blvd.
                                        Suite 4900
                                        Miami, Florida 33131
                                        Attn: Steven J. Vainder, Esq.

               Either party may change the address for notices by notice in writing given to the other party in the manner hereinabove described.

          (b) Each party hereto shall promptly give the other party a copy of each notice received from, or sent to, the Master Landlord and relating to the Subleased Premises.

     18. REAL ESTATE BROKER. Except for CRESA Partners LLC. and Marcelo Vergara Real Estate Corporation (collectively, the "Brokers") whose commissions shall be paid pursuant to a separate agreement with Sublessor, the parties represent and warrant to each other that no brokers or agents have been involved on behalf of such party in connection with the consummation of the transactions contemplated by this Sublease. Sublessor and Subtenant agree to indemnify, defend, and hold harmless one another from any claims in connection with a breach of the foregoing representation. Moreover, Sublessor agrees to pay the commissions to Brokers pursuant to such separate agreement, indemnify, defend, and hold harmless Subtenant from any claims in connection with same.

     19. REQUIRED CONSENT AGREEMENTS. This Sublease shall not be effective until Sublessor obtains the Consent Agreements (as hereinafter defined) from Master Landlord and Master Landlord's mortgagee(s) (the date upon which such Consent Agreements are obtained, the "Lease Commencement Date"). Sublessor shall immediately begin, and diligently proceed, to obtain such Consent Agreements. In this regard, Subtenant agrees to execute and deliver to Sublessor within three (3) days of notice by Sublessor such documents and information as are reasonably required to obtain such Consent Agreements. Should Sublessor fail to obtain such Consent Agreements within ten (10) days of the execution of this Sublease (the "Approval Date"), Subtenant shall have the following options: (i) extend the Approval Date or (ii) terminate this Sublease, in which case all obligations of the parties hereunder shall cease and be of no further force and effect (except those which expressly survive termination of this Sublease, including, without limitation, Sublessor's obligation to return the Security Deposit). Within five (5) days of the execution of this Sublease, Sublessor will cause to be prepared plans and specifications for its intended improvement of the Subleased Premises, including, without limitation, the creation of a server room and related facilities (the "Plans") and will present the same to Sublessor and Master Landlord for approval. If Subtenant does not receive Sublessor's and Master Landlord's written approval of such Plans within five (5) days of delivering the same to Sublessor and Master Landlord, Subtenant may terminate this Sublease, in which case all obligations of the parties hereunder shall cease and be of no further force and effect (except those which expressly survive termination of this Sublease, including, without limitation, Sublessor's obligation to return the Security Deposit).

     20. SECURITY DEPOSIT. Subtenant has deposited with White & Case LLP or Lawyers Title Insurance Company ("Escrow Agent") the sum of $150,000.00 (the "Security Deposit") which shall be held in an interest-bearing escrow account (the "Escrow Account") as security for the faithful performance by Subtenant of all of the terms and covenants of this Sublease by Subtenant to be observed and performed. The Escrow Account shall be maintained by Escrow Agent pursuant to an escrow agreement executed by the parties (the "Escrow Agreement") and all costs relating to the establishment and maintenance of such Escrow Account shall be borne by Subtenant. If any of the rents herein reserved or any other sum payable by Subtenant hereunder shall be overdue or unpaid, or should Sublessor make any expenditure on behalf of Subtenant, or if Subtenant shall fail to perform any of the terms or covenants of this Sublease and Subtenant has failed to pay or cure same within the applicable cure periods set forth herein, then Sublessor at its option and without prejudice to any other remedy which Sublessor may have on account thereof, may, subject to the terms and provisions hereof and the Escrow Agreement, receive a disbursement from the Escrow Agent of the entire Security Deposit or so much thereof as may be necessary to compensate Sublessor toward the payment of any rent or other sum due hereunder or toward any loss or damage sustained by Sublessor or toward any expenditure made by Sublessor due to such breach on the part of Subtenant; and Subtenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. Should Subtenant comply with all of the terms and covenants of this Sublease and promptly pay all of the rentals and all other sums payable by Subtenant or Sublessor as they become due, the Escrow Account shall be closed and the Security Deposit shall be returned in full to Subtenant at the end of the term. Subtenant further covenants that it will not assign or encumber the Security Deposit and that neither

Sublessor nor its assigns shall be bound by any such assignments or encumbrance. Sublessor covenants to give Subtenant written notice of any claim Sublessor may have to all or any portion of the Security Deposit within ten
(10) days after the expiration or termination of this Sublease and, unless any such claim is contested by Subtenant (in which case such Security Deposit or remaining portion thereof, if applicable, will be returned promptly after resolution of such claim), Escrow Agent will close the Escrow Account and return the Security Deposit or remaining portion thereof, if applicable, to Subtenant within thirty (30) days after the expiration or termination of this Sublease. Notwithstanding anything contained herein to the contrary, should Subtenant be required by the terms of its Consent Agreement with Master Landlord to cure a default with respect to the Subleased Premises caused by or for which Sublessor is responsible under this Sublease or the Master Lease, then Subtenant may, at its option and without prejudice to any other remedy which Subtenant may have on account thereof, receive a disbursement from the Escrow Agent of the entire Security Deposit or so much thereof as may be necessary to reimburse Subtenant for the cost of such cure.

     21. FIRST RIGHT OF REFUSAL. Subtenant shall have the First Right of Refusal to lease any space that becomes available for lease in the Building. Upon receipt of an acceptable offer to lease available space (the "Acceptable Offer"), Sublessor shall provide Subtenant with notice that it has received such Acceptable Offer. In order to exercise this right, Subtenant must respond, in writing, within fifteen (15) business days, confirming that it will lease said space. Upon exercise, the parties will immediately execute a Sublease Amendment incorporating the expanded space into the original Sublease at a rental rate equal to the lesser of (i) the rate set forth in the Acceptable Offer or (ii) the same rental rates as contained in this Sublease. In the event Subtenant elects to not exercise the above rights with respect to the Acceptable Offer, then Subtenant waives its First Right of Refusal with respect to said Acceptable Offer for the ensuing ninety (90) days. However, after the ninety (90) days or with respect to a different offer or a revision of the Acceptable Offer, Subtenant's expansion rights pursuant to this section of the Sublease shall be reinstated. Notwithstanding anything contained herein to the contrary, Sublessor's negotiations with American Classic Voyagers ("ACV") for the western half of the first floor (as more particularly described on EXHIBIT "D" hereto, the "Exclusion Premises") are excluded from Subtenant's right of first refusal for a period of sixty (60) days after the Lease Commencement Date. If a sublease is not signed with ACV during said sixty (60) day period, any and all rights Subtenant may have with respect to the Exclusion Premises will be reinstated.

     22. NON-APPLICABILITY OF LEASE PROVISIONS. The following paragraphs of the Lease do not apply herein: 2, 3, 4, 6, 7 and 8. All other provisions of the Master Lease relating to the use and occupancy of the Subleased Premises apply to the extent that they are not contradicted by the terms hereof.

     23. SUBORDINATION. Notwithstanding anything contained herein or in the Master Lease to the contrary, Sublessor hereby subordinates any statutory lien rights it may have to any institutional financing whereby Subtenant has pledged its equipment, fixtures, furniture, improvements, goods and other personal property (the "Personal Property") and, with respect to any new item of equipment or Personal Property, Sublessor shall subordinate said rights to any purchase money financing. Sublessor agrees to execute reasonable documentation necessary to evidence the foregoing. Also, notwithstanding anything contained herein or in the Master Lease to the contrary, Subtenant hereby requests the Sublessor shall use its best efforts to promptly obtain a Consent, Non-Disturbance and Attornment Agreement in favor of Subtenant in substantially the same form as attached hereto from Master Landlord and all existing mortgagees or other parties to whom Subtenant is subordinate hereunder (collectively, the "Consent Agreements"). Moreover, Subtenant agrees to subordinate and attorn only to those future first mortgagees from whom Subtenant has received a similar Consent, Non-Disturbance and Attornment Agreement. Sublessor represents that, as of the Lease Commencement Date, it does not have a mortgagee with respect to its leasehold interest in the Building.

     24. CASUALTY AND CONDEMNATION. Notwithstanding anything contained in this Sublease or the Master Lease to the contrary, if there is a casualty or condemnation that occurs in the final year of the Term of this Sublease, Subtenant may terminate this Sublease and all obligations of the parties hereto shall cease and be of no further force and effect (except those which expressly survive termination of this Sublease, including, without limitation, Sublessor's obligation to return the Security Deposit). If the casualty is the fault of Sublessor or any Sublessor Party, Sublessor shall restore any and all Approved Alterations, Personal Property and Trade Fixtures damaged thereby. If restoration of the Subleased Premises and Building is not commenced within thirty (30) days and completed within ninety (90) days after the casualty or condemnation, Subtenant may terminate this Sublease by giving Sublessor written notice, whereupon this Sublease shall be null and void (except those which expressly survive termination of this Sublease, including, without limitation, Sublessor's obligation to return the Security Deposit).

     25. PREMISES; COMMON AREAS. Sublessor covenants and agrees to exercise any rights it may have under this Sublease or the Master Lease to enter, control, repair, maintain, manage, alter, improve and/or operate the Subleased Premises, Building and Building Systems, including, without limitation, the common areas and parking facilities, in such a manner as to cause as little interruption to the use and occupancy of the Building and the Subleased Premises by Subtenant, its employees, agents, invitees, licensees, customers, clients and guests as practicable. If Sublessor exercise such rights in a manner that decreases the usable or accessible space in the Subleased Premises, Subtenant shall be entitled to a proportionate adjustment in the rent, including, without limitation, Tenant's share of operating expenses and maintenance

     26. AUTHORITY. Sublessor represents, warrants and covenants that is has legal authority to operate and do business in the State of Florida, to execute this Sublease and to perform its duties and obligations hereunder and under the Master Lease. Sublessor further represents, warrants and covenants that the person or persons signing this Sublease for and on behalf of Sublessor have authority to sign the same and by execution hereof obligates Sublessor to the provisions hereof and thereof. Subtenant represents, warrants and covenants that it has legal authority to operate and do business in the State of Florida, to execute this Sublease and to perform its duties and obligations hereunder and under the Master Lease. Subtenant further represents, warrants and covenants that the person or persons signing this Sublease for and on behalf of Subtenant have authority to sign the same and by execution hereof obligates Sublessor to the provisions hereof and thereof.

     27. RULES AND REGULATIONS. Sublessor covenants and agrees that it will not exercise any rights it may have under this Sublease or the Master Lease to enforce the rules and regulations relating to the Building and Subleased Premises more stringently against Subtenant than any other occupant of the Building. Notwithstanding anything contained in this Sublease or the Master Lease to the contrary, Sublessor will not enforce any rules and regulations which increase Subtenant's obligations or materially reduce Subtenant's rights under this Sublease or the Master Lease or which prevent Subtenant from using the Subleased Premises for purposes permitted by this Sublease or the Master Lease. Sublessor shall immediately give Subtenant notice of any new rules and regulations promulgated by Master Landlord after the date hereof.

     28. KNOWLEDGE. For purposes of this Sublease, with respect to Sublessor, "knowledge" means the actual knowledge, after conducting a commercially reasonable investigation, of Clarence M. Jones, Director of Real Estate and Jackie Lee, Building Manager.

     29. MISCELLANEOUS. Sublessor and Subtenant waive their respective rights to trial by jury in an action or proceeding relating to this Sublease, the Master Lease or the Subleased Premises. This Sublease shall not be amended or modified unless in writing duly executed by the parties hereto. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Sublease may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document. This Sublease shall be governed by and construed pursuant to the laws of the State of Florida. Subject to the approval of Master Landlord, Subtenant may record a Memorandum of this Sublease. This Sublease contains the entire and only agreement between the parties concerning the subject matter hereof and supersedes and cancels any preexisting agreements and understandings between the parties relating thereto.

     30. CONSTRUCTION. Nothing contained in this Sublease shall be construed as requiring Master Landlord to perform any duties or provide any services with respect to the Subleased Premises in excess of that set forth in the Master Lease.

     EXECUTED as of the day and year first above written.


WITNESSED BY:                           SUBLESSOR:

                                        HUMANA MEDICAL PLAN, INC., a Florida
                                        corporation

By: /s/ CHARLES BARTON                  By: /s/ CLARENCE M. JONES
   ------------------------                ----------------------------------
NAME: CHARLES BARTON                    NAME: CLARENCE M. JONES
                                        TITLE: DIRECTOR OF REAL ESTATE
                                               11/1/2000

By: /s/ JACKIE L. LEE
   -------------------------
NAME: JACKIE L. LEE


WITNESSED BY:                           SUBTENANT:

                                        MAREX.COM, INC., a Florida corporation

By: /s/ MICHAEL R. TORRES               By: /s/ KENBIAN NG
   ------------------------                ----------------------------------
NAME: MICHAEL R. TORRES                 NAME: KENBIAN NG
                                        TITLE: CFO

By: /s/ LOURDES R. PEREZ
   -------------------------
NAME: LOURDES R. PEREZ

                                  EXHIBIT "A"

                          Attach Copy of Master Lease

                                  EXHIBIT "B"

                       Description of Subleased Premises

                                 EXHIBIT "B"


                                2ND FLOOR PLAN

                                 EXHIBIT "B"



                       4TH FLOOR - AS BUILT FLOOR PLAN


                             RENOVATION TO OFFICES:
                             FPA MEDICAL MANAGEMENT
                             5835 BLUE LAGOON DRIVE
                                 MIAMI, FLORIDA

                                 EXHIBIT "B"



                       1ST FLOOR - AS BUILT FLOOR PLAN


                             RENOVATION TO OFFICES:
                             FPA MEDICAL MANAGEMENT
                             5835 BLUE LAGOON DRIVE
                                 MIAMI, FLORIDA

                                  EXHIBIT "C"

                                  ALTERATIONS

1.   Installation of computer and telephone lines.

2.   Prepare an office as a server facility.

     a.   Supplemental air conditioner.

     b.   Raise ceiling.

     c.   Install appropriate electrical supply.

3.   Removal or installation of partition.

4.   Install electrical wiring, switches, receptacles and outlets.

5.   Install doors, frames and hardware.

6.   HVAC rerouting.

7.   Installation of dedicated circuits.

8.   Installation of telephone system and related equipment.

9.   Installation of electronic door security system.

                                  EXHIBIT "D"

                               EXCLUSION PREMISES

                                 EXHIBIT "D"

                               EXCLUSION PREMISES


                       1ST FLOOR - AS BUILT FLOOR PLAN


                             RENOVATION TO OFFICES:
                             FPA MEDICAL MANAGEMENT
                             5835 BLUE LAGOON DRIVE
                                 MIAMI, FLORIDA



                                       22